                              U.S. $500,000,000 1/

                        Air Products and Chemicals, Inc.

                          Medium-Term Notes, Series F


                                AGENCY AGREEMENT


                                                             [         ], 1996

Lehman Brothers
Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285-1200

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Dear Ladies and Gentlemen:

                 Air Products and Chemicals, Inc., a Delaware corporation (the "Corporation"), confirms its agreement with each of you with respect to the issue and sale by the Corporation of up to $500,000,000 1/ aggregate principal amount of its Medium-Term Notes, Series F, Due from 9 Months to 30 Years from Date of Issue (the "Notes"). The Notes are to be issued from time to time pursuant to an indenture, dated as of January 10, 1995 (as it may be supplemented or amended from time to time, the "Indenture"), between the Corporation and First Union National Bank (formerly First Fidelity Bank, National Association), as trustee (the "Trustee").

                 The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Medium-Term Notes, Series F, Administrative Procedures attached hereto as Exhibit B (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to the Notes issued pursuant to such Terms Agreement). For the

- --------------------
     1/ Or its equivalent in foreign currencies or currency units.

purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Corporation pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

                 SECTION 1. Representations and Warranties. The Corporation represents and warrants to each of you as of the Closing Date referred to in
Section 2(a)(viii), and as of the times referred to in Section 9(a) at which the Corporation accepts offers to purchase Notes and delivers Notes so purchased (each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

                 (a) Registration Statement and Prospectus. The Corporation has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations adopted by the Commission thereunder (the "Rules"), a registration statement on
         Form S-3 (No. 33-[     ]) (the "Registration Statement"), including a
         basic prospectus, which has become effective under the Securities Act, for the registration under the Securities Act of $500,000,000 aggregate principal amount of debt securities (the "Securities"), including the Notes. The Registration Statement meets the requirements set forth in Rule 415(a)(1) under the Securities Act and complies in all other material respects with said Rule. The Corporation has included in the Registration Statement a supplement to the form of prospectus included in the Registration Statement relating to the Notes and the plan of distribution thereof (as amended or supplemented from time to time, the "Prospectus Supplement"). In connection with the sale of the Notes, the Corporation proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Securities Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates, redemption provisions and other similar terms of the Notes sold pursuant hereto or the offering thereof.

         "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement. The term "Prospectus" means the Basic Prospectus as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus includes the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date hereof or the issue date of the Prospectus Supplement or the Prospectus, as the case may be, and any reference herein to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus includes the filing of any document under the Exchange Act after the date hereof or the issue date of the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

                 (b) Accuracy of Registration Statement. The Registration Statement, as amended, as of each Representation Date, complies in all material respects with the provisions of the Securities Act and the Rules and does not contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as supplemented as of any such time, complies in all material respects with the provisions of the Securities Act and the Rules and does not contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Prospectus as supplemented at the Closing Date may not include the information contemplated by Section l(a) to be contained in pricing supplements thereto; provided, further, however, that none of the representations and warranties contained in this Section 1(b) shall apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee or (ii) statements in, or omissions from, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of you for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment or supplement.

                 (c) Accountants. The accountants whose reports with respect to financial statements are included in the Registration Statement and the Prospectus are independent with respect to the Corporation and its subsidiaries as required by the Securities Act and the Rules.

                 (d) Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented as of such Representation Date, and except as set forth therein, there has not been any material adverse development or change in the condition, financial or other, or the results of operations of the Corporation and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

                 (e) Litigation. Except as set forth in the Registration Statement and the Prospectus, as amended or supplemented as of such Representation Date, neither the Corporation nor any of its subsidiaries has any litigation or governmental proceeding pending of a character which will result in a judgment, decree or order having a material adverse effect on the condition, financial or other, or the results of operations of the Corporation and its consolidated subsidiaries, taken as a whole.

                 (f) Valid Incorporation; Subsidiaries. The Corporation and each subsidiary of the Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction in which it was incorporated, has the corporate power to own or hold under lease the property it purports to own or hold under lease and to carry on the business in which it is engaged, and is duly licensed and duly qualified and is in good standing as a foreign corporation in each jurisdiction wherein the character of the property owned or held under lease by it, or the nature of the business transacted by it, makes such licensing or qualification necessary; and all the outstanding shares of the capital stock of the subsidiaries of the Corporation are owned directly, or indirectly through wholly owned subsidiaries, by the Corporation, free and clear of any material lien, pledge or other encumbrance, except for (i) directors' and officers' qualifying shares and (ii) shares of such stock representing minority interests reflected in the financial statements of the Corporation and its consolidated subsidiaries included in the Prospectus.

                 (g) Legality. At the date when the Prospectus Supplement is filed with, or mailed for filing to, the Commission pursuant to Rule 424(b) under the Securities Act and at each Representation Date thereafter, (i) the issuance and delivery of the Notes by the Corporation pursuant to this Agreement will have been duly and validly authorized by all necessary corporate action and no authorization, consent or approval of the stockholders and no further authorization or approval of the Board of Directors of the Corporation will be required for the issuance, sale and delivery of the Notes as contemplated herein; (ii) neither such issuance, sale or delivery of the Notes nor the consummation of any other of the transactions herein contemplated will result in a breach by the Corporation of any terms of, or constitute a default under, any other agreement or undertaking of the Corporation; and (iii) no authorization, consent or approval of, or filing or registration with, or exemption by, any government or public body or authority of the United States or of any State or any department or subdivision thereof, other than such as may be required under the securities or blue sky laws of any jurisdiction and other than registration of the Notes under the Securities Act and qualification of the Indenture under the Trust Indenture Act, is required for the validity of the Notes or for the valid offering, issuance, sale and delivery of the Notes by the Corporation pursuant to this Agreement or for the execution and delivery by the Corporation of this Agreement and the Indenture.

                 (h) No Stop Order. The Commission has not issued any order preventing or suspending the use of the Prospectus as supplemented as of such Representation Date.

                 (i) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, as amended or supplemented as of such Representation Date, present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and in the case of financial statements included in any amendments or supplements as of such Representation Date will be, prepared, except as stated therein, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                 (j) Timely Filing of Documents. During the twelve calendar months and any portion of a calendar month immediately preceding the date of the filing of the Registration Statement with the Commission, the Corporation has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to
         Section 12, 13, 14 or 15(d) of the Exchange Act. The documents incorporated by reference into the Prospectus, as supplemented as of the applicable Representation Date, have been, and each document subsequently incorporated by reference therein as of such Representation Date will be, prepared by the Corporation in conformity with the requirements of the Exchange Act and the rules and regulations thereunder and such documents have been, or in the case of documents subsequently incorporated by reference therein will be as of the applicable Representation Date, timely filed as required thereby. Copies of each of the documents incorporated by reference into the Prospectus, together with satisfactory evidence of the filing thereof and of the other documents and amendments referred to in the first sentence of this paragraph, have been, or as of the applicable Representation Date will be, delivered by the Corporation to each of you.

                 (k) Doing Business with Cuba. The Corporation confirms as of the date hereof, and each acceptance by the Corporation of an offer to purchase Notes will be deemed to be an affirmation, that the Corporation is in compliance with all provisions of Section 517.075 of the Florida Securities and Investor Protection Act relating to disclosure of business in Cuba, and the Corporation further agrees that it will continue so to comply in the future.

                 SECTION 2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions stated herein, and subject to the reservation by the Corporation of the right to sell Notes directly on its own behalf, and to sell Notes to or through such other agents as the Corporation shall appoint from time to time:

                  (i) the Corporation hereby appoints the Agents as agents of the Corporation for the purpose of soliciting or receiving offers to purchase the Notes from the Corporation by others;

                 (ii) the Corporation shall notify the Agents of any sale made to or through other agents on or promptly after the settlement date for such sale. This Agreement shall apply only to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Corporation and only on the specific terms set forth herein;

                (iii) on the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Corporation, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus, as supplemented from time to time. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however that any Agent may purchase Notes as principal pursuant to Section 2(b);

                 (iv) the Corporation reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of at least one business day's prior notice from the Corporation, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Corporation until such time as the Corporation has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday or a legal holiday and which is not a day on which banking institutions are authorized or required by law or regulation to close in New York, New

         York. The suspension of solicitation of offers to purchase the Notes by the Corporation shall likewise suspend until the next Representation Date the representations and warranties set forth in Section 1 and the covenants set forth in Sections 4 and 9, except as and to the extent provided in Section 13;

                 (v) promptly upon the closing of the sale of any Notes sold by the Corporation as a result of a solicitation made by an Agent, the Corporation agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto;

                (vi) the Agents are authorized to solicit offers to purchase the Notes only in denominations of U.S. $100,000 2/ or any amount in excess thereof which is an integral multiple of U.S. $1,000, at a purchase price equal to 100% of the principal amount thereof or such other principal amount as shall be specified by the Corporation. Each Agent shall communicate to the Corporation, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent other than those rejected by such Agent pursuant to the next sentence. Each Agent shall have the right, in its discretion reasonably exercised without advising the Corporation, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Corporation shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part;

               (vii) the Procedures may be amended in writing from time to time by mutual agreement of the Agents and the Corporation after notice to, and with the approval of, the Trustee. Each Agent and the Corporation agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures; and


- ---------------------
      2/ Or the equivalent (rounded down to an integral multiple of 10,000 units of the denomination specified in a supplement to the Prospectus) in the relevant foreign currency or currency unit, or such larger amount in integral multiples of 10,000 units of such denomination.

              (viii) the documents required to be delivered by Section 6 hereof shall be delivered at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time or other location in New York City as may be mutually agreed upon by the Corporation and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

                 (b) Subject to the terms and conditions stated herein, whenever the Corporation and any of you determines that the Corporation shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement, which may be either oral or written, is herein referred to as a "Terms Agreement":


                 (i) each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Corporation for such Notes, the currency in which such Notes are issued, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Corporation or its officers or a letter from the Corporation's independent public accountants as described in Section 7(f). Any such Terms Agreement may also specify the period of time referred to in Section 4(k). Any written Terms Agreement may be in the form attached hereto as Exhibit C. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Corporation herein contained and shall be subject to the terms and conditions herein set forth;


                (ii) delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the

         Corporation in the net amount due to the Corporation for such Notes by the method and in the form set forth in such Terms Agreement; and

               (iii) unless otherwise agreed to between the Corporation and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (A) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (B) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and pricing supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

                 SECTION 3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

                 SECTION 4. Covenants of the Corporation. The Corporation covenants and agrees:

                 (a) To furnish promptly to each of you and to your counsel a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto, and a copy of each Prospectus filed with the Commission, including all supplements thereto and all documents incorporated therein by reference and all consents and exhibits filed therewith.

                 (b) To deliver promptly to each of you such number of the following documents as each of you may reasonably request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement), (ii) the Basic Prospectus, each preliminary prospectus and the Prospectus and (iii) any documents incorporated by reference in the Prospectus.

                 (c) If, during any period in which, in the opinion of your counsel, a prospectus relating to the Notes is required to be delivered under the Securities Act in respect of Notes being offered for sale by any of you, any event relating to or affecting the Corporation occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act (other than periodic reports under the Exchange Act that are timely filed), to notify each of you promptly to suspend solicitation of purchases of the Notes; and if the Corporation shall decide to amend or supplement the Registration Statement or the Prospectus, to promptly advise each of you by telephone (with confirmation in writing) and to promptly prepare and timely file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above, in the case of a sale made pursuant to a Terms Agreement, the Corporation shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Corporation or the Purchaser, be required by the Securities Act or requested by the Commission.

                 (d) To timely file with the Commission during the period referred to in (c) above all documents (and any amendments to previously filed documents) required to be filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                 (e) Upon filing with the Commission during the period referred to in (c) above (i) any amendment or supplement to the Registration Statement,
(ii) any amendment or supplement to the Prospectus or (iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to each of you.

                 (f) During the period referred to in (c) above, to advise each of you (i) when any post-effective amendment to the Registration
Statement relating to or covering the Notes becomes effective, (ii) of any demand by the Commission for an amendment or supplement to the Registration Statement, to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information (other than any demand for an amendment or supplement to or additional information concerning documents hereafter filed with the Commission pursuant to the Exchange Act and incorporated by reference in the Registration Statement and Prospectus, where the failure to comply with such request would not cause the Registration Statement or the Prospectus, as then supplemented or amended, to fail to comply in any material respect with the provisions of the Securities Act and the applicable Rules or to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading), (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding, (iv) of receipt by the Corporation of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event relating to or affecting the Corporation which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

                 (g) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

                 (h) As soon as practicable, but not later than 18 months, after the date of each acceptance by the Corporation of an offer to purchase Notes hereunder, to make generally available to its security holders and each of you an earnings statement or statements which will satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Corporation, Rule 158 of the Rules).

                 (i) So long as any of the Notes are outstanding (including by way of resale by a Purchaser of Notes), to furnish to each of you, not later than the time the Corporation makes the same available to others, copies of all public reports or press releases (i) sent by the Corporation over the P.R. Newswire, (ii) furnished by the Corporation to any securities exchange on which the Notes are listed pursuant to requirements of or agreements with such exchange or (iii) filed with the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                 (j) To endeavor, in cooperation with each of you, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as each of you may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes, and to file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided; provided, however, that the Corporation shall not be required to register or qualify as a foreign corporation nor, except as to matters and transactions relating to the offer or sale of the Notes, take any action which would subject it to service of process generally in any jurisdiction.

                 (k) During the period, if any, specified (whether orally or in writing) in any Terms Agreement, the Corporation shall not, without the prior consent of the Purchaser thereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Corporation (other than the Notes being sold pursuant to such Terms Agreement, borrowings under the Corporation's revolving credit agreements and lines of credit, the private placement of securities and issuances of the Corporation's commercial paper).

                 SECTION 5. Payment of Expenses. The Corporation will pay (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Corporation under the Exchange Act,
(iv) the costs of distributing, as each of you may reasonably request, the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), any preliminary prospectus, the Basic Prospectus, the Prospectus, any supplement or amendment to the Prospectus and any documents incorporated by reference in any of the foregoing documents, (v) the fees and disbursements of the Trustee, any paying agent, any calculation agent, any exchange rate agent and any other agents appointed by the Corporation, and their respective counsel, (vi) the costs and fees in connection with the listing of the Notes on any securities exchange, (vii) the cost of any filings with the National Association of Securities Dealers, Inc., (viii) the reasonable fees and disbursements of counsel to the Corporation and your counsel, (ix) the fees paid to rating agencies in connection with the rating of the Notes, (x) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 4(j) hereof and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an investment (including the reasonable fees and expenses of your counsel in connection therewith), (xi) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Corporation and (xii) other costs and expenses incurred by the Corporation in connection with the performance of its obligations under this Agreement.

                 SECTION 6. Conditions of Obligations of the Agents. The obligations of the Agents, as agents of the Corporation, under this Agreement to solicit offers to purchase the Notes, and the obligation of any person who has agreed to purchase Notes sold through an Agent as agent to make payment for and take delivery of Notes, are subject to the accuracy on each Representation
Date of the representations and warranties of the Corporation contained herein, to the performance by the Corporation of its obligations hereunder, and to each of the following additional terms and conditions:

                 (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in the Prospectus shall have been issued; no stop order proceeding shall have been initiated or threatened by the Commission; no challenge shall have been made by the Commission and shall not have been satisfactorily answered or remedied by the Corporation to the accuracy or adequacy of any document incorporated by reference in the Prospectus in any respect that would constitute a failure of the Prospectus, as supplemented, to comply in any material respect with the provisions of the Securities Act and the applicable Rules or that, if substantiated, would mean that the Prospectus, as supplemented, would contain any untrue statement of a material fact or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; any request of the Commission of the nature referred to in Section 4(f)(ii) shall have been complied with.

                 (b) No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 4(j) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

                 (c) The Agents shall not have discovered and disclosed to the Corporation that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                 (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Agents and the Corporation shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                 (e) At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of the General Counsel of the Corporation or the Assistant General Counsel of the Corporation, in form and substance satisfactory to the Agents and their counsel, to the effect that:

                 (i) the Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, and has the corporate power to own or hold under lease the property it purports to own or hold under lease and to carry on the business in which it is engaged;

                 (ii) the form of the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                (iii) the issuance, sale and delivery of the Notes by the Corporation pursuant to this Agreement have been duly and validly authorized by all necessary corporate action; and no authorization, consent or approval of, or filing or registration with, or exemption by, any government or public body or authority of the United States or of any State or any Department or subdivision thereof, other than such as may be required under the securities or blue sky laws of any jurisdiction, is required for the validity of the Notes or for the valid offering, issuance, sale and delivery of the Notes by the Corporation pursuant to this Agreement or for the execution and delivery by the Corporation of this Agreement and the Indenture;

                 (iv) the Indenture has been duly and validly authorized, executed and delivered by the Corporation and constitutes an instrument valid and binding on the Corporation and enforceable in accordance with its terms (except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability);

                  (v) the Notes, when issued in a form conforming to the specimens thereof examined by such counsel, will be in a form contemplated by the Indenture and, assuming due execution of the Notes on behalf of the Corporation and authentication thereof by the Trustee, upon the delivery thereof and payment therefor as provided in this Agreement, the Notes will constitute valid and binding obligations of the Corporation enforceable in accordance with their respective terms (except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability), entitled to the benefits of the Indenture;

                  (vi) this Agreement has been duly authorized, executed and delivered by the Corporation, and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of any of the terms or provisions of, or constitute a default under, the Restated Certificate of Incorporation or By-laws of the Corporation or, to the knowledge of such counsel, any law, administrative regulation or court decree applicable to the Corporation or by which the Corporation or any of its proper-ties is bound or affected (except to the extent that the enforceability of the indemnity provisions of this Agreement may be limited by securities laws or public policy);

                 (vii) the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, note, note agreement or other agreement or instrument known to such counsel to which the Corporation or any of its subsidiaries is a party or by which the Corporation or any of its subsidiaries or any of their properties is bound or affected;

                (viii) the Registration Statement and any amendments thereof have become and are effective and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act, and the Rules (except that no opinion need be expressed as to financial statements and other financial data), the Securities are registered under the Securities Act, and the Indenture has been qualified under the Trust Indenture Act; and

                  (ix) in passing upon the form of the Registration Statement and the Prospectus, such counsel has necessarily assumed the correctness and completeness of the statements made or included therein and takes no responsibility therefor, except insofar as such statements relate to the description of the Notes or the Indenture or relate to such counsel; the statements with regard to such counsel made under the heading "Legal Opinions" in the Prospectus are correct; and such counsel has no reason to believe that (except as aforesaid) the Registration Statement (or any post-effective amendment thereof) at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that (except as aforesaid) the Prospectus (as amended or supplemented, if so amended or supplemented) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the Closing Date.

                 (f) The Corporation shall have furnished to the Agents on the Closing Date a certificate of the Corporation, dated the Closing Date, signed on its behalf by the President, the Vice President-Finance or the Treasurer, stating that:

                 (i) The representations, warranties and agreements of the Corporation in section 1 hereof are true and correct in all material respects as of the date of such certificate with the same effect as if made on such date; and the Corporation has not received any notice that the conditions set forth in Section 5(a) hereof will not be satisfied as of the Closing Date or any other Representation Date; and

                (ii) The person executing such certificate has examined the Registration Statement and the Prospectus and, in such person's opinion, (A) the Registration Statement at the date thereof, or as of the most recent amendment thereto, if any, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus as supplemented at the date of such certificate does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the information to be provided in pricing supplements thereto as contemplated by Section l(a) hereof), and (C) since the effective date of the Registration Statement (or the most recent amendment thereto, if any) there has not occurred any event required to be set forth in an amendment to the Registration Statement which has not been so set forth.

                (g) The Corporation shall have furnished to the Agents on the Closing Date a letter of Arthur Andersen LLP, addressed jointly to the Corporation and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants Statement on Auditing Standards No. 76 substantially in the form heretofore approved by the Agents, covering such specified financial statement items and procedures as the Agents may reasonably request and in form and substance reasonably satisfactory to the Agents.

                (h) There shall not have occurred, since the date of this Agreement, in the case of the obligations of the Agents to solicit offers, or since the date of the Corporation's acceptance of an offer to purchase Notes, in the case of the obligation to purchase such Notes: any material adverse change in, or any adverse development which materially affects the business, properties, condition (financial or other), results of operations or prospects of the Corporation and its consolidated subsidiaries taken as a whole; a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; a general moratorium on commercial banking activities declared by either federal or New York State authorities; any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere; an outbreak or escalation of major hostilities involving the United States or the declaration of a national emergency or war by the United States; or any downgrading in the rating accorded the Corporation's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement by any such organization that the rating accorded any of the Corporation's debt securities have been placed under surveillance or review with possible negative implications, if the effect thereof in the judgment of such Agent or purchaser makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Corporation, as the case may be.

                (i) Prior to the Closing Date, the Corporation shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

                 All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Agents.

                 SECTION 7. Conditions to the Obligations of a Purchaser. The obligations of a Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Corporation herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Corporation of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                 (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in the Prospectus shall have been issued; no stop order proceeding shall have been initiated or threatened by the Commission; no challenge shall have been made by the Commission and shall not have been satisfactorily answered or remedied by the Corporation to the accuracy or adequacy of any document incorporated by reference in the Prospectus in any respect that would constitute a failure of the Prospectus, as supplemented, to comply in any material respect with the provisions of the Securities Act and the applicable Rules or that, if substantiated, would mean that the Prospectus, as supplemented, would contain any untrue statement of a material fact or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; any request of the Commission of the nature referred to in Section 4(f)(ii) shall have been complied with.

                 (b) No order suspending the sale of the Notes in any jurisdiction designated by the Purchaser pursuant to Section 4(j) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

                 (c) The Purchaser shall not have discovered and disclosed to the Corporation that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Purchaser, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                 (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Purchaser and the Corporation shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                 (e) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time: any material adverse change in, or any adverse development which materially affects the business, properties, condition (financial or other), results of operations or prospects of the Corporation and its consolidated subsidiaries taken as a whole; a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; a general moratorium on commercial banking activities declared by either federal or New York State authorities; any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere; an outbreak or escalation of major hostilities involving the United States or the declaration of a national emergency or war by the United States; or any downgrading in the rating accorded the Corporation's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement by any such organization that the rating accorded any of the Corporation's debt securities have been placed under surveillance or review with possible negative implications, if the effect thereof in the judgment of such Purchaser makes it impracticable or inadvisable to proceed with the purchase of Notes from the Corporation.

                 (f) To the extent agreed to between the Corporation and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Corporation, dated as of the Closing Date, to the effect set forth in Section 6(f) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinion of the General Counsel of the Corporation or the Assistant General Counsel of the Corporation, dated as of the Closing Date, to the effect set forth in Section 6(e), and (iii) letter of Arthur Andersen LLP, independent accountants for the Corporation, dated as of the Closing Date, to the effect set forth in Section 6(g).

                 (g) Prior to the Closing Date, the Corporation shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

                 If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement and the applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancelation shall be given to the Corporation in writing or by telephone or telegraph confirmed in writing.

                 SECTION 8. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 6 shall not be satisfied.


                 SECTION 9. Additional Covenants of the Corporation. The Corporation covenants and agrees that:

                 (a) Each acceptance by it of an offer for the purchase of Notes solicited by an Agent hereunder shall be deemed to be an affirmation that the representations and warranties of the Corporation contained in this Agreement are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

                 (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates or maturities of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes and other than by the filing of a document incorporated by reference into the Prospectus other than the documents specified below) or the Corporation files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K pursuant to Item 1, 2, 4, or 6 of such Form, the Corporation shall, concurrently with or promptly after such amendment, supplement or filing, furnish the Agents with a certificate of the President, the Vice President--Finance or the Treasurer of the Corporation in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(f) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that if at the time of such amendment or supplement, the Corporation is not accepting offers to purchase the Notes or has instructed the Agents to cease their solicitation of offers to purchase the Notes, then the certificate required to be delivered pursuant to this Section 9(b) shall not be required until the Corporation requests that the Agents resume the solicitation of offers to purchase Notes.

                 (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a pricing supplement or an amendment or supplement providing solely for a change in the interest rates or maturities of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes and other than by the filing of a document incorporated by reference into the Prospectus other than the documents specified below) or the Corporation files with the commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or a Current Report on Form 8-K pursuant to Item 1, 2, 4, or 6 of such Form, the Corporation shall, concurrently with or promptly after such amendment, supplement or filing, furnish the Agents and their counsel with the written opinion of the General Counsel or the Assistant General counsel of the Corporation, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 6(e) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agent with a letter to the effect that the Agent may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance); provided, further, however, that if at the time of such amendment or supplement, the Corporation is not accepting offers to purchase the Notes or has instructed the Agents to cease their solicitation of offers to purchase the Notes, then the opinion or letter required to be delivered pursuant to this
Section 9(c) shall not be required until the

Corporation requests that the Agents resume the solicitation of offers to purchase Notes.

                 (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by the filing of a document incorporated by reference into the Prospectus other than the documents specified below) or the Corporation files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a current Report on Form 8-K pursuant to Item 2 or 4 of such Form, the Corporation shall cause Arthur Andersen LLP (or the Corporation's then current independent public accountants) to furnish the Agents, concurrently with or promptly after such amendment, supplement or filing, a letter, addressed jointly to the Corporation and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same tenor as the letter referred to in
Section 6(g) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Corporation; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Arthur Andersen LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information; provided, further, however, that if at the time of such amendment or supplement, the Corporation is not accepting offers to purchase the Notes or has instructed the Agents to cease their solicitation of offers to purchase the Notes, then the letter required to be delivered pursuant to this Section 9(d) shall not be required until the Corporation requests that the Agents resume the solicitation of offers to purchase Notes.

                 SECTION 10. Indemnities. (a) By the Corporation. The Corporation agrees to indemnify and hold harmless each of you and each person who controls each of you within the meaning of Section 15 of the Securities
Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the issue date of the Prospectus, or contained in the Prospectus (as amended or supplemented, if the Corporation shall have filed with the Commission any amendment thereof or supplement thereto), if, in the case of a sale made by the Agents, used within the period during which the Agents are authorized to solicit offers to purchase the Notes as provided in Section 2(a)(iv) hereof, or the omission or alleged omission to state therein (if so used) a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this
Section 10(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any of you for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or was contained in that part of the Registration Statement constituting the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee; and provided, further, such indemnity with respect to the Prospectus or any preliminary prospectus shall not inure to the benefit of an Agent or a Purchaser (or any person controlling such Agent or such Purchaser) if the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof from such Agent or such Purchaser and such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary prospectus was corrected in the Prospectus (or the Prospectus as supplemented). The indemnity agreement contained in this Section 10(a) is subject to the undertaking of the Corporation with respect to indemnification of officers and directors of the Corporation contained in the Registration Statement, but only to the extent stated in said undertaking.

          (b) By the Agents. Each Agent or Purchaser agrees, in the manner and to the same extent as set forth in Section 10(a) hereof, to indemnify and hold harmless the Corporation, each person who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Corporation and each of its officers who shall have signed the Registration Statement, with respect to any statement in or omission from the Registration Statement or any post-effective amendment thereof or the Basic Prospectus, any preliminary prospectus or the Prospectus (as amended or supplemented, if so amended or supplemented), if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Corporation by or on behalf of such Agent or such Purchaser for use in connection with the preparation of the Registration Statement or any preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto.

          (c) General. Each indemnified party will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this Section 10, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall relieve such indemnifying party from any liability which it may have to such indemnified party on account of the indemnity agreement contained in this
Section 10, but shall not relieve such indemnifying party from any other liability which it may have to such indemnified party. Except as provided in the next succeeding sentence, in case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized by the indemnifying party in connection with the defense of such action, (ii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that representation of both such indemnified party and the indemnifying party by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses with respect to any period during the pendency of such action or similar or related actions of more than one separate firm of attorneys for all indemnified parties so named, designated in writing by the Agents or the Purchaser if the indemnifying party is the Corporation or by the Corporation if the indemnififying party is any of the Agents or the Purchaser, it being further understood, however, that the firm of attorneys so designated may be changed from time to time with respect to different periods during the pendency of such action or similar or related actions) or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party.

The indemnifying party shall not be liable for any settlement of any action or claim effected without its consent, which consent shall not be unreasonably withheld.

                 (d)  Contribution.  If the indemnification provided for in this
Section 10 shall for any reason be unavailable to an indemnified party under
Section 10(a) or 10(b) hereof in respect of any loss, claim, damage or liability or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Corporation on the one hand and by each of you on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and by each of you on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and either Agent on the other with respect to such offering (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such Purchaser if such commissions had been payable). The relative fault of the Corporation on the one hand and each of you on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation or by each of you, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and each of you agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation (even if both of you were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this Section 10(d), neither Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent were offered to the public exceeds the amount of any damages which such Agent or Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such Purchaser if such commissions had been payable). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) Survival of Indemnity and Contribution Agreements. The respective indemnity and contribution agreements of the Corporation and the Agents contained in this Section 10, and the representations and warranties of the Corporation set forth in Section 1 hereof, shall remain operative and in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of (i) any of you or any such controlling person of any of you or (ii) the Corporation or any such controlling person, director or officer of the Corporation and shall survive the delivery of the Notes, and any successor of any of you or of any such controlling person or of the Corporation, or any legal representative of any such controlling person, director or officer, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

                 SECTION 11. Status of Each Agent. In soliciting offers to purchase the Notes from the Corporation pursuant to this Agreement (other than offers to purchase pursuant to Section 2(b)), each Agent is acting solely as agent for the Corporation and not as principal. Each Agent will make reasonable efforts to assist the Corporation in obtaining performance by each purchaser whose offer to purchase Notes from the Corporation has been solicited by such Agent and accepted by the Corporation, but such Agent shall have no liability to the Corporation in the event any such purchase is not consummated for any reason. If the Corporation shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Corporation shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Corporation and (ii), in particular, pay to the Agents any commission to which they would be entitled in connection with such sale. The Corporation does not authorize either Agent to give any information or make any representations, other than those contained in the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Notes.

                 SECTION 12. Representations and Warranties to Survive Delivery. All representations and warranties of the Corporation contained in this Agreement, or contained in certificates of officers of the Corporation submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination or cancelation of this Agreement or any investigation made by or on behalf of any of you or any person controlling such of you or by or on behalf of the Corporation, and shall survive each delivery of and payment for any of the Notes.

                 SECTION 13. Termination. This Agreement may be terminated for any reason, at any time, by either the Corporation as to any Agent or an Agent insofar as this Agreement relates to such Agent upon the giving of one day's written notice of such termination to such Agent or the Corporation, as the case may be. The provisions of Sections 4(c) (with respect to Notes that have been sold but not yet delivered and with respect to Notes owned by a Purchaser), 4(h), 4(j), 5, 10, 11, 12, 15 and 16 hereof shall survive any such termination.

                 SECTION 14. Sales of Securities Denominated in a Foreign Currency. If at any time the Corporation and any of you shall determine to issue and sell Notes denominated in a currency or currency unit other than U.S. dollars, which other currency may include a composite currency, the Corporation and such of you shall execute and deliver a Foreign Currency Amendment in the form attached hereto as Exhibit D. The Foreign Currency Amendment shall establish, as appropriate, additions and modifications to this Agreement that shall apply to the sales, whether offered on an agency or principal basis, of all Notes denominated in the currency or currency unit covered thereby.

                 SECTION 15. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by registered mail or transmitted by any standard form of telecommunication. Notices to the Agents or the Purchaser shall be directed to them as follows: Lehman Brothers, Lehman Brothers Inc., 3 World Financial Center, 12th Floor, New York, New York 10285-1200, Attention:
Medium-Term Note Department, Telecopy: (212) 528-1718, Telephone: (212) 526-2040; and Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attention: Credit Department. Notice to the Corporation shall be directed to it as follows: Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501, Attention: Corporate Secretary.

                 SECTION 16. Binding Effect; Benefits. This Agreement shall be binding upon each of you, your respective successors, the Corporation, and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only each of you and these persons, except that (a) the indemnity agreement of the Corporation contained in Section 10 hereof shall also be deemed to be for the benefit of the person or persons, if any, who control each of you within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Agents contained in Section 10 hereof shall be deemed to be for the benefit of directors of the Corporation, officers of the Corporation who have signed the Registration Statement and any persons controlling the Corporation within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be considered to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchaser of Notes from an Agent.

                 SECTION 17. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of New York.
This Agreement may be executed
in counterparts and the executed counterparts shall together constitute a single instrument.

                 If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.


                                           Very truly yours,


                                           AIR PRODUCTS AND CHEMICALS, INC.,

                                             by

                                                -------------------------------
                                                Title:  Vice President and
                                                        Treasurer

CONFIRMED AND ACCEPTED, as of the
  date first above written:

LEHMAN BROTHERS INC.

  by
     -------------------------

     Name:
           -------------------

     Title:
            ------------------

GOLDMAN, SACHS & CO.

  by
     -------------------------

     Name:
           -------------------

     Title:
            ------------------

                                                                       EXHIBIT A


                        AIR PRODUCTS AND CHEMICALS, INC.
                          Medium-Term Notes, Series F
                              Schedule of Payments


                 The Corporation agrees to pay each Agent a commission equal to the following percentage of the aggregate U.S. dollar equivalent of the principal amount of Notes sold by such Agent:

Term                                                          Commission Rate
- ----                                                          ---------------
 9 months to less than 12 months                                     .125%
                                                                ---------
12 months to less than 18 months                                     .150%
                                                                ---------
18 months to less than 2 years                                       .200%
                                                                ---------
 2 years to less than 3 years                                        .250%
                                                                ---------
 3 years to less than 4 years                                        .350%
                                                                ---------
 4 years to less than 5 years                                        .450%
                                                                ---------
 5 years to less than 6 years                                        .500%
                                                                ---------
 6 years to less than 7 years                                        .550%
                                                                ---------
 7 years to less than 10 years                                       .600%
                                                                ---------
10 years to less than 15 years                                       .625%
                                                                ---------
15 years to less than 20 years                                       .650%
                                                                ---------
20 years to 30 years                                                 .750%
                                                                ---------

                                                                       EXHIBIT B


                          MEDIUM-TERM NOTES, SERIES F
                           ADMINISTRATIVE PROCEDURES


                 Medium-Term Notes, Series F Due from 9 months to 30 years from date of issue (the "Notes") are to be offered on a continuing basis by Air Products and Chemicals, Inc. (the "Corporation") through Lehman Brothers, a division of Lehman Brothers Inc., and Goldman, Sachs & Co., and such other agents as the Corporation shall appoint from time to time on terms substantially identical to those set forth in the Agency Agreement (each an "Agent", and, collectively, the "Agents"), who, as agents have agreed to use their reasonable best efforts to solicit offers to purchase the Notes from the Corporation. The Agents may also purchase Notes as principal for resale pursuant to a Terms Agreement.

                 The Notes are being sold pursuant to an Agency Agreement
between the Corporation and the Agents dated [        ], 1996 (as it may be
amended from time to time, the "Agency Agreement") to which these administrative procedures are attached as an exhibit. The Corporation has reserved the right to sell Notes directly on its own behalf. The Notes will be issued pursuant to an Indenture, dated as of January 10, 1995 (as it may be amended or supplemented from time to time, the "Indenture"), between the Corporation and First Union National Bank (formerly First Fidelity Bank, National Association) as trustee (the "Trustee"). The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Corporation and will have been registered with the Securities and Exchange Commission (the "Commission"). A Registration Statement (the "Registration Statement") with respect to the Notes has been filed with the Commission. The Prospectus included in the Registration Statement that describes the terms of the Notes, as supplemented from time to time, is herein referred to as the "Prospectus Supplement". The supplement to the Prospectus that sets forth the specific terms of the Notes is herein referred to as the "Pricing Supplement".

                 The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Corporation ("DTC"), and recorded in the book-entry system maintained by DTC, or
(b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Only Notes denominated in U.S. dollars may be issued as Book-Entry Notes. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus Supplement.

                 General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                         PART I:  PROCEDURES OF GENERAL
                                 APPLICABILITY

Price to Public:           Each Note will be issued at 100% of principal amount,
                           unless otherwise determined by the Corporation.

Date of Issuance/          Each Note will be dated as of the date of its
  Authentication:          authentication by the Trustee.  Each Note shall
                           also bear an original issue date (the "Original
                           Issue Date").  The Original Issue Date shall remain
                           the same for all Notes subsequently issued upon
                           transfer, exchange or substitution of an original
                           Note regardless of their dates of authentication.

Maturities:                Each Note will mature on a Business Day (as defined
                           below) selected by the purchaser and agreed to by
                           the Corporation which is not less than nine months
                           nor more than thirty years from its Original Issue
                           Date; provided, however, that Notes bearing
                           interest at rates determined by reference to
                           selected indices ("Floating Rate Notes") will
                           mature on an Interest Payment Date.

Registration:              Notes will be issued only in fully registered form.

Calculation of             In the case of Fixed Rate Notes, interest (including
  Interest:                payments for partial periods) will be calculated
                           and paid on the basis of a 360-day year of twelve
                           30-day months.  In the case of Floating Rate Notes,
                           interest will be calculated in the manner set forth
                           in the Prospectus Supplement.


Acceptance and             The Corporation shall have the sole right to accept
  Rejection of             offers to purchase Notes from the Corporation and
  Offers:                  may reject any such offer in whole or in part.
                           Each Agent shall communicate to the Corporation,
                           orally or in writing, each reasonable offer to
                           purchase Notes from the Corporation received by it.
                           Each Agent shall have the right, in its discretion
                           reasonably exercised, without notice to the
                           Corporation, to reject any offer to purchase Notes
                           through it in whole or in part.


Preparation of             If any offer to purchase a Note is accepted by the
  Pricing                  Corporation, the Corporation, with the approval of
  Supplement:


                           the Agent which presented such offer (the "Presenting
                           Agent"), will prepare a Pricing Supplement (a
                           "Pricing Supplement") reflecting the terms of such Note and file 10 Pricing Supplements relating to the Notes and the plan of distribution thereof with the Commission in accordance with Rule 424 under the Securities Act of 1933 and will supply by next day mail or telecopy at least one copy thereof (and additional copies if requested) to the Presenting
                           Agent to arrive no later than 11:00 a.m. on the Business Day following the trade date or as soon as practicable thereafter under the circumstances. The
                           Presenting Agent will cause a Prospectus and Pricing
                           Supplement to be delivered to the purchaser of the Note. Such Prospectus and Pricing Supplement will be delivered to the Presenting Agent at the following applicable address: If to Lehman Brothers Inc., by telecopy to Lehman Brothers Inc. c/o ADP Prospectus
                           Services, 536 Broadhollow Road, Melville, New York
                           11797, Attention: Mike Ward, Telecopy: (516)
                           249-7942, Telephone: (516) 254-7106 and by hand to
                           Lehman Brothers Inc., Medium-Term Note Department, 3
                           World Financial Center, 9th Floor, New York, N.Y.
                           10285-0900, Attention: Brunnie Vazquez, Telephone:
                           (212) 526-8400; if to Goldman, Sachs & Co. by telecopy and by hand to Goldman, Sachs & Co., 85
                           Broad Street, 26th Floor, New York, N.Y. 10004,
                           Attention: Karen Robertson, Telephone: (212)
                           902-1482, Telecopy: (212) 902-0658; and if any other
                           agent, at such address as they shall specify.

                           In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to the Prospectus prior to their use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:                The receipt of immediately available funds in U.S. dollars by the Corporation in payment for a Note and the
                           authentication and delivery of such Note shall, with
                           respect to such Note, constitute "settlement".  Offers
                           accepted by the Corporation will be settled from one to
                           five Business Days, or at a time as the purchaser and the
                           Corporation shall agree, pursuant to the timetable for
                           settlement set forth in Parts II and III hereof under
                           "Settlement Procedures" with respect to Book-Entry Notes
                           and Certificated Notes, respectively.

                           In the event of a purchase of Notes by any Agent as
                           principal, appropriate settlement details will be as agreed between the Agent and the Corporation pursuant to the
                           applicable Terms Agreement.  In the event of sales of
                           any Notes denominated in a foreign currency or currency
                           unit, reference is made to Section 14 of the Agency
                           Agreement regarding amendments to the Agency Agreement
                           (including these Administrative Procedures) for sales of
                           Notes so denominated.

Procedure for              When a decision has been reached to: change the posted
  Changing Rates           interest rate, spread, the Specified Currency or any other
  or other Variable        variable term on any Notes being sold by the Corporation,
  Terms:                   the Corporation will promptly advise the Agents and the



                           Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Corporation with recommendations as to the changed interest rates or other variable terms. At such time as the Corporation advises the Agents of the new posted interest rates, spread or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only
                           "indications of interest" may be recorded.
                           Immediately after acceptance by the Corporation of an offer to purchase at a new posted interest rate, spread or new variable term, the Corporation, the Presenting Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement
                           Procedures".

Suspension of              The Corporation may instruct the Agents to suspend
 Solicitation;             solicitation of purchases at any time.  Upon receipt of
 Amendment or              such instructions the Agents will forthwith suspend
 Supplement:               solicitation of offers to purchase from the Corporation
                           until such time as the Corporation has advised them that
                           solicitation of offers to purchase may be resumed.  If the
                           Corporation decides to amend the Registration Statement
                           (including incorporating any documents by reference
                           therein) or supplement any of such documents (other than to change posted interest rates, spreads or other variable
                           terms), it will notify the Agents and will furnish the
                           Agents and their counsel with copies of the amendment or
                           supplement in accordance with Section 4 of the Agency
                           Agreement.  One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents at the following respective addresses: Lehman Brothers Inc.,
                           Medium-Term Note Department, 3 World Financial Center
                           (12th Floor), New York, N.Y. 10285-1200, Telecopy:
                           (212) 528-1718, Telephone: (212) 256-2040; and
                           Goldman, Sachs & Co., 85 Broad Street, 26th Floor,
                           New York, N.Y. 10004, Attention:  Karen Robertson.

                           In the event that at the time the solicitation of offers to purchase from the Corporation is suspended (other than to
                           change the posted interest rates, spreads or other variable terms) there shall be any orders outstanding which have not been settled, the Corporation will promptly advise the
                           Agents and the Trustee whether such orders may be settled
                           and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the
                           suspension may be delivered in connection with the
                           settlement of such orders.  The Corporation will have the
                           sole responsibility for such decision and for any
                           arrangements which may be made in the event that the
                           Corporation determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of                A copy of the most recent Prospectus, Prospectus Supplement
  Prospectus:              and Pricing Supplement must accompany or precede the
                           earlier of (a) the written confirmation of a sale sent to a customer or his agent and (b) the delivery of Notes to a
                           customer or his agent.


Authenticity of            The Corporation will provide to the Trustee a list of the
  Signatures:              names of its representatives that are authorized to
                           communicate the purchase information and to confirm such
                           purchase information.  The Trustee will provide to the
                           Corporation and the Agents a list of its representatives
                           who are authorized to take all necessary action to complete the terms of the Notes and to otherwise complete the
                           procedures set forth herein that are applicable to the
                           Trustee, but the Agents will have no obligation or
                           liability to the Corporation or the Trustee in respect of
                           the authenticity of the signature of any officer, employee or agent of the Corporation or the Trustee on any Note.

Documents Incorpo-         The Corporation shall supply the Agents with an adequate
  rated by                 supply of all documents incorporated by reference in the
  Reference:               Registration Statement.

Business Day:              "Business Day" shall mean any day, other than a Saturday or
                           Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or
                           regulation to close in New York, New York, or (i) with
                           respect to Notes denominated in a Foreign Currency, the
                           principal financial center of the country of the Foreign
                           Currency, (ii) with respect to Notes denominated in
                           European Currency Units, Brussels, Belgium, or (iii) with
                           respect to Notes which will bear interest based on a
                           specified percentage of London interbank offered quotations
                           ("LIBOR"), London, England.


Advertising Costs:         The Corporation will determine with the Agents the amount
                           and nature of advertising that may be appropriate in
                           offering the Notes.  Advertising expenses incurred with the consent of the Corporation will be paid by the Corporation.


Trustee Not To             Nothing herein shall be deemed to require the Trustee to
  Risk Funds:              use or expend its own funds in connection with any payments to the Corporation, the Agents or any purchaser, it being
                           understood by all parties that payments made by the Trustee to the Corporation, the Agents or any purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.


                     PART II:  PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM

                 In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Corporation and the Trustee to DTC dated
[         ], 1996, and a Medium-Term Note Certificate Agreement dated
December 27, 1989 (the "Certificate Agreement"), between the Trustee and DTC, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                  All Fixed Rate Notes issued in book-entry form having the
                           same Original Issue Date, interest rate and Maturity Date, and if a Currency Indexed Note, the same Specified
                           Currency, Indexed Currency and Base Exchange Rate and if a
                           Commodity Indexed Note,


                           the same comparable terms (collectively, the "Fixed
                           Rate Terms") will be represented initially by a single global security in fully registered form without coupons (each, a "Book-Entry Note"); and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, base rate upon which interest may be determined (each, a "Base Rate"), which may be the Commercial Paper Rate, the Treasury
                           Rate, LIBOR, or any other rate set forth by the Corporation, Initial Interest Rate, Index Maturity,
                           Spread or Spread Multiplier, if any, minimum interest rate, if any, maximum interest rate, if any, and Maturity Date, and if a Currency Indexed Note, the same Specified Currency, Indexed Currency and Base
                           Exchange Rate and if a Commodity Indexed Note, the same comparable terms (collectively, "Floating Rate
                           Terms") will be represented initially by a single
                           Book-Entry Note.

                           Each Book-Entry Note will be dated and issued as of the
                           date of its authentication by the Trustee.  Each Book-
                           Entry Note will bear an Original Issue Date, which will be
                           (a) with respect to an original Book-Entry Note (or any
                           portion thereof), its Original Issue Date and (b) with
                           respect to any Book-Entry Note (or portion thereof) issued subsequently upon exchange of a Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most
                           recent Interest Payment Date to which interest has been
                           paid or duly provided for on the predecessor



                           Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry
                           Note shall represent any Note issued in certificated form.

Identification:            The Corporation has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service
                           Bureau") for the reservation of approximately 900 CUSIP
                           numbers which have been reserved for and which relate to
                           Book-Entry Notes and the Corporation has delivered to the
                           Trustee and DTC such list of such CUSIP numbers.  The
                           Corporation will assign CUSIP numbers to Book-Entry Notes
                           as described below under Settlement Procedure B.  DTC will notify the CUSIP Service Bureau periodically of the CUSIP
                           numbers that the Corporation has assigned to Book-Entry
                           Notes.  The Trustee will notify the Corporation at any
                           time when fewer than 100 of the reserved CUSIP numbers
                           remain unassigned to Book-Entry Notes and, if it deems
                           necessary, the Corporation will reserve additional CUSIP
                           numbers for assignment to Book-Entry Notes.  Upon
                           obtaining such additional CUSIP numbers, the Corporation
                           will deliver a list of such additional numbers to the
                           Trustee and DTC.  Book-Entry Notes having an aggregate
                           principal amount in excess of $150,000,000 and otherwise
                           required to be represented by the same Global Certificate
                           will instead be


                           represented by two or more Global Certificates which shall all be assigned the same CUSIP number.

Registration:              Each Book-Entry Note will be registered in the name of
                           Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture.  The beneficial owner
                           of a Note issued in book-entry form (or one or more
                           indirect participants in DTC designated by such
                           owner) will designate one or more participants in DTC
                           (with respect to such Note issued in book-entry form,
                           the "Participants") to act as agent for such
                           beneficial owner in connection with the book-entry
                           system maintained by DTC, and DTC will record in
                           book- entry form, in accordance with instructions
                           provided by such Participants, a credit balance with
                           respect to such Note issued in book-entry form in the
                           account of such Participants.  The ownership interest
                           of such beneficial owner in such Note issued in
                           book-entry form will be recorded through the records
                           of such Participants or through the separate records
                           of such Participants and one or more indirect
                           participants in DTC.

Transfers:                 Transfers of a Book-Entry Note will be accomplished by
                           book entries made by DTC and, in turn, by Participants
                           (and in certain cases, one or more indirect participants
                           in DTC) acting on behalf of beneficial transferors and
                           transferees of such Book-Entry Note.




Exchanges:                 The Trustee may deliver to DTC and the CUSIP Service
                           Bureau at any time a written notice specifying (a)
                           the CUSIP numbers of two or more Book-Entry Notes
                           outstanding on such date that represent Book-Entry
                           Notes having the same Fixed Rate Terms or Floating
                           Rate Terms, as the case may be (other than Original
                           Issue Dates), and for which interest has been paid to
                           the same date; (b) a date, occurring at least 30 days
                           after such written notice is delivered and at least
                           30 days before the next Interest Payment Date for the
                           related Notes issued in book-entry form, on which
                           such Book-Entry Notes shall be exchanged for a single
                           replacement Book-Entry Note; and (c) a new CUSIP
                           number, obtained from the Corporation, to be assigned
                           to such replacement Book-Entry Note.  Upon receipt of
                           such a notice, DTC will send to its Participants
                           (including the Trustee) a written reorganization
                           notice to the effect that such exchange will occur on
                           such date.  Prior to the specified exchange date, the
                           Trustee will deliver to the CUSIP Service Bureau
                           written notice setting forth such exchange date and
                           the new CUSIP number and stating that, as of such
                           exchange date, the CUSIP numbers of the Book-Entry
                           Notes to be exchanged will no longer be valid.  On
                           the specified exchange date, the Trustee will
                           exchange such Book-Entry Notes for a single
                           Book-Entry Note bearing the new CUSIP number and the
                           CUSIP numbers of the exchanged Book-Entry Notes will,
                           in accordance with CUSIP Service Bureau procedures,
                           be canceled and not immediately


                           reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $150,000,000 in aggregate principal amount, one replacement
                           Book-Entry Note will be authenticated and issued to represent $150,000,000 of principal amount of the exchanged Book-Entry Notes and an additional
                           Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (see "Denominations" below).

Denominations:             All Notes issued in book-entry form will be denominated in
                           U.S. dollars.  Notes issued in book-entry form will be
                           issued in denominations of $100,000 and any larger
                           denomination which is an integral multiple of  $1,000.
                           Book-Entry Notes will be denominated in principal amounts
                           not in excess of $150,000,000.  If one or more Notes
                           issued in book-entry form having an aggregate principal
                           amount in excess of $150,000,000 would, but for the
                           preceding sentence, be represented by a single Book-Entry
                           Note, then one Book-Entry Note will be issued to represent
                           $150,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or
                           Notes will be issued to represent any remaining principal
                           amount of such Note or Notes issued in book-entry form.
                           In such a case, each of the Book-Entry Notes representing
                           such Note or Notes issued in book-entry form shall be
                           assigned the same CUSIP number.



Interest:                  General. Interest, if any, on each Note issued in
                           book-entry form will accrue from the Original Issue
                           Date for the first interest period or the last date
                           to which interest has been paid, if any, for each
                           subsequent interest period.  Each payment of interest
                           on a Note issued in book-entry form will include
                           interest accrued through the day preceding, as the
                           case may be, the Interest Payment Date (provided that
                           in the case of Floating Rate Notes which reset daily
                           or weekly, interest payments will include interest
                           accrued to but including the Record Date immediately
                           preceding the Interest Payment Date), or to but
                           excluding the Maturity Date (each Maturity Date is
                           referred to herein as "Maturity").  Interest payable
                           at Maturity of a Note issued in book-entry form will
                           be payable to the person to whom the principal of
                           such Note is payable.  DTC will arrange for each
                           pending deposit message described under Settlement
                           Procedure C below to be transmitted to Standard &
                           Poor's, which will use the information in the message
                           to include certain terms of the related Book-Entry
                           Note in the appropriate daily bond report published
                           by Standard & Poor's Corporation.

                           Record Dates.  The record date (the "Record Date") with
                           respect to any Interest Payment Date shall be the date 15
                           calendar days (whether or not a Business Day) preceding
                           such Interest Payment Date.

                           Interest Payment Dates.  Interest payments will be made on each

                           Interest Payment Date commencing with the first
                           Interest Payment Date following the Original Issue Date;
                           provided, however, the first payment of interest on any
                           Book-Entry Note originally issued between a Record Date
                           and an Interest Payment Date will occur on the Interest
                           Payment Date following the next Record Date.

                           If an Interest Payment Date with respect to any Floating
                           Rate Note issued in book-entry form would otherwise fall
                           on a day that is not a Business Day with respect to such
                           Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except
                           that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be
                           the preceding day that is a London Business Day.

                           Fixed Rate Notes.  Interest payments on Fixed Rate Notes
                           issued in book-entry form will be made semiannually on
                           June 15 and December 15 of each year unless otherwise
                           specified in such Note, and at Maturity.

                           Floating Rate Notes.  Interest payments on Floating Rate
                           Notes issued in book-entry form will be made as specified
                           in the Floating Rate Note.

                           Notice of Interest Payments and Record Dates.  On the
                           first Business Day of January, April, July and October of
                           each year, the Trustee will deliver to the Corporation and
                           DTC a written list of Record Dates and Interest



                           Payment Dates that will occur during the six-month period
                           beginning on such first Business Day with respect to
                           Floating Rate Notes issued in book-entry form.  Promptly
                           after each Interest Determination Date for Floating Rate
                           Notes issued in book-entry form, the Trustee will notify
                           Standard & Poor's Corporation of the interest rates
                           determined on such Interest Determination Date.

Payments of                Payments of Interest Only.  Promptly after each Record
  Principal                Date, the Trustee will deliver to the Corporation and DTC
  and Interest:            a written notice specifying by CUSIP number the amount of
                           interest to be paid on each Book-Entry Note on the following
                           Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts.
                           DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation.  On
                           such Interest Payment Date, the Corporation will pay to
                           the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity), at
                           the times and in the manner set forth below under "Manner
                           of Payment".

                           Payments at Maturity.  On or about the first Business Day
                           of each month, the Trustee will deliver to the Corporation and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at the Maturity Date or on a Redemption Date in the
                           following


                           month. The Trustee, the Corporation and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, the Corporation will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Trustee will cancel such Book-Entry Note and deliver it to the Corporation with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Corporation a written statement indicating the total principal amount of outstanding
                           Book-Entry Notes as of the immediately preceding
                           Business Day.

                           Manner of Payment.  The total amount of any principal,
                           premium, if any, and interest due on Book-Entry Notes on
                           any Interest Payment Date or at Maturity shall be paid by
                           the Corporation to the Trustee in funds available for use
                           by the Trustee as of 9:30 a.m.,



                           New York City time, on such date. The Corporation will make such payment on such Book-Entry Notes by instructing the Trustee to withdraw funds from an account maintained by the Corporation at the Trustee.
                           The Corporation will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New
                           York City time, on such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date.
                           Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Corporation nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Notes to such Participants.

                           Withholding Taxes.  The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible
                           for forwarding


                           payments and materials directly to the beneficial owner of such Note.

Settlement                 Settlement Procedures with regard to each Note in book-
  Procedures:              entry form sold by each Agent, as agent of the
                           Corporation, will be as follows:

                           A.     The Presenting Agent will advise the Corporation in
                                  writing, by telex or facsimile, or by telephone
                                  (with written confirmation on the next Business Day)
                                  of the following Settlement information:

                                  1.      Taxpayer identification number of the
                                          purchaser.

                                  2.      Principal amount of the Note.

                                  3.1     Fixed Rate Notes:

                                          (a)  interest rate.

                                  3.2     Floating Rate Notes:

                                          (a)  base rate;
                                          (b)  initial interest rate;
                                          (c)  spread or spread multiplier,
                                               if any;
                                          (d)  interest reset dates;
                                          (e)  reset period;
                                          (f)  interest payment dates;
                                          (g)  index maturity;
                                          (h)  calculation agent;
                                          (i)  maximum interest rate, if any;
                                          (j)  minimum interest rate, if any;
                                               and
                                          (k)  interest determination dates.

                                  3.3     Currency Indexed Notes:
                                          (a)  specified currency
                                          (b)  indexed currency
                                          (c)  face amount
                                          (d)  base exchange rate
                                          (e)  determination agent
                                          (f)  reference dealers
                                          (g)  base interest rate, if any

                                  3.4     Commodity Indexed Note:

                                          (a)  applicable terms

                                  4.      Price to public of the Note.

                                  5.      Trade date.

                                  6.      Settlement Date.

                                  7.      Maturity Date.

                                  8.      Redemption or repayment provisions, if any.

                                  9.      Net proceeds to the Corporation.

                                  10.     Agent's commission (to be paid in the form
                                          of a discount from the proceeds remitted to
                                          the Corporation upon Settlement).

                                  11.     If applicable, total amount of original
                                          issue discount ("OID"), yield to maturity
                                          and the initial accrual period OID.

                                  12.     Any other provisions.

                           B.     The Corporation will assign a CUSIP number to the
                                  Book-Entry Note representing such Note and



                                  then advise the Trustee by electronic transmission of
                                  the above settlement information received from the
                                  Presenting Agent, such CUSIP number and the name of
                                  the Agent.

                           C.     The Trustee will communicate to DTC and the Agent
                                  through DTC's Participant Terminal System, a pending
                                  deposit message specifying the following settlement
                                  information:

                                  1.      The information set forth in Settlement
                                          Procedure A.

                                  2.      Identification numbers of the participant
                                          accounts maintained by DTC on behalf of the
                                          Trustee and the Agent.

                                  3.      Identification as a Fixed Rate Book-Entry
                                          Note or a Floating Rate Book-Entry Note.

                                  4.      Initial Interest Payment Date for such Note,
                                          number of days by which such date succeeds
                                          the related record date for DTC purposes
                                          (or, in the case of Floating Rate Notes
                                          which reset daily or weekly, the date five
                                          calendar days preceding the Interest Payment
                                          Date) and, if then calculable, the amount of
                                          interest payable on such Interest Payment
                                          Date (which amount shall have been confirmed
                                          by the Trustee).

                                  5.      CUSIP number of the Book-Entry Note
                                          representing such Note.

                                  6.      Whether such Book-Entry Note represents any
                                          other Notes issued or to be issued in book-
                                          entry form.

                           D.     The Corporation will provide to the Trustee the
                                  above Settlement information received from the Agent
                                  and shall cause the Trustee to issue and
                                  authenticate a Book-Entry Note representing such
                                  Note in a form that has been approved by the
                                  Corporation, the Agents and the Trustee.

                           E.     The Trustee will authenticate the Book-Entry Note
                                  representing such Note.

                           F.     DTC will credit such Note to the participant account
                                  of the Trustee maintained by DTC.

                           G.    The Trustee will enter an SDFS deliver order through
                                 DTC's Participant Terminal System instructing DTC
                                 (i) to debit such Note to the Trustee's participant
                                 account and credit such Note to the participant
                                 account of the Presenting Agent maintained by DTC
                                 and (ii) to debit the settlement account of the
                                 Presenting Agent and credit the settlement account
                                 of the Trustee maintained by DTC, in an amount equal
                                 to the price of such Note less such Agent's
                                 commission.  Any entry of such a deliver order shall
                                 be deemed to constitute a representation and
                                 warranty by the Trustee to

                                 DTC that (i) the Book-Entry Note representing such Note has been issued and authenticated and
                                 (ii) the Trustee is holding such Book-Entry
                                 Note pursuant to the Medium-Term Note
                                 Certificate Agreement between the Trustee and DTC.

                          H.     The Presenting Agent will enter an SDFS deliver
                                 order through DTC's Participant Terminal System
                                 instructing DTC (i) to debit such Note to the
                                 Presenting Agent's participant account and credit
                                 such Note to the participant account of the
                                 Participants maintained by DTC and (ii) to debit the
                                 settlement accounts of such Participants and credit
                                 the settlement account of the Presenting Agent
                                 maintained by DTC, in an amount equal to the initial
                                 public offering price of such Note.

                          I.     Transfers of funds in accordance with SDFS deliver
                                 orders described in Settlement Procedures G and H
                                 will be settled in accordance with SDFS operating
                                 procedures in effect on the Settlement Date.

                          J. The Trustee will credit to an account of the Corporation maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure G.

                          K.     The Trustee will send a copy of the Book-Entry Note
                                 by first class mail to the Corporation together with
                                 a statement

                                 setting forth the principal amount of
                                 Notes outstanding as of the related Settlement Date
                                 after giving effect to such transaction and all
                                 other offers to purchase Notes of which the
                                 Corporation has advised the Trustee but which have
                                 not yet been settled.

                          L.     The Agent will confirm the purchase of such Note to
                                 the purchaser either by transmitting to the
                                 Participant with respect to such Note a confirmation
                                 order through DTC's Participant Terminal System or
                                 by mailing a written confirmation to such purchaser.

Settlement Proce-         For orders of Notes accepted by the Corporation,
  dures Timetable:        Settlement Procedures "A" through "L" set forth above
                          shall be completed as soon as possible but not later than
                          the respective times (New York City time) set forth below:

                           Settlement
                           Procedure                    Time
                           ----------                   ----

                                    A-B    11:00 a.m. on the trade date
                                     C      2:00 p.m. on the trade date
                                     D      3:00 p.m. on the Business
                                             Day before Settlement Date
                                     E      9:00 a.m. on Settlement
                                             Date
                                     F     10:00 a.m. on Settlement
                                             Date
                                    G-H     No later than 2:00 p.m. on
                                             Settlement Date
                                     I      4:45 p.m. on Settlement
                                             Date
                                    J-L     5:00 p.m. on Settlement
                                             Date

                                If a sale is to be settled more




                                than one Business Day after the sale date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement
                                Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant
                                Terminal System, a cancelation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.



Failure to Settle:                  If the Trustee fails to enter an SDFS deliver order, with
                                    respect to a Book-Entry Note issued in book-entry form
                                    pursuant to Settlement Procedure G, the Trustee may
                                    deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing
                                    DTC to debit such Note to the participant account of the
                                    Trustee maintained at DTC.  DTC will process the
                                    withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note
                                    representing such Note that is at least equal to the
                                    principal amount to be debited.  If withdrawal messages
                                    are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry
                                    Note "canceled", make appropriate entries in its records
                                    and send such canceled Book-Entry Note to the Corporation.
                                    The CUSIP number assigned to such Book-Entry Note shall,
                                    in accordance with CUSIP Service Bureau procedures, be
                                    canceled and not immediately reassigned.  If withdrawal
                                    messages are processed with respect to a portion of the
                                    Notes represented by a Book-Entry Note, the Trustee will
                                    exchange such Book-Entry Note for two Book-Entry Notes,
                                    one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled
                                    immediately after issuance, and the other of which shall
                                    represent the other Notes previously represented by the
                                    Surrendered Book-Entry Note and

                                    shall bear the CUSIP number of the surrendered
                                    Book-Entry Note.  If the purchase price for any Book-Entry
                                    Note is not timely paid to the Participants with respect
                                    to such Note by the beneficial purchaser thereof (or a
                                    person, including an indirect participant in DTC, acting
                                    on behalf of such purchaser), such Participants and, in
                                    turn, the related Agent may enter SDFS deliver orders
                                    through DTC's Participant Terminal System reversing the
                                    orders entered pursuant to Settlement Procedures G and H,
                                    respectively.  Thereafter, the Trustee will deliver the
                                    withdrawal message and take the related actions described
                                    in the preceding paragraph.  If such failure shall have
                                    occurred for any reason other than default by the
                                    applicable Agent to perform its obligations hereunder or
                                    under the Distribution Agreement, the Corporation will
                                    reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were
                                    credited to the account of the Corporation.  An Agent will not be entitled to any commission with respect to any Note which the purchaser does not accept or make payment for.

                                    Notwithstanding the foregoing, upon any failure to settle
                                    with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in
                                    effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing by a Book-Entry Note also representing other
                                    Notes, the Trustee will provide, in accord-


                                    ance with Settlement Procedure E, for the authentication and issuance of a Book-Entry Note representing such remaining
                                    Notes and will make appropriate entries in its records.


                     PART III:  PROCEDURES FOR NOTES ISSUED
                                IN CERTIFICATED FORM


Denominations:                      The Notes will be issued in denominations of U.S. $100,000 and integral multiples of U.S. $1,000 in excess thereof,
                                    or, in the case of Notes denominated in a Specified
                                    Currency other than U.S. dollars, the denominations set
                                    forth in the Prospectus Supplement and the applicable
                                    Pricing Supplement.

Interest:                           Each Note will bear interest in accordance with its terms.
                                    Interest will begin to accrue on the original issue date
                                    of a Note for the first interest period and on the most
                                    recent interest payment date to which interest has been
                                    paid for all subsequent interest periods.  Each payment of interest shall include interest accrued to, but excluding, the date of such payment (provided that in the case of
                                    Floating Rate Notes which reset daily or weekly, interest
                                    payments will include interest accrued to but including the
                                    Record Date immediately preceding the Interest Payment Date), or to but excluding the Maturity Date.  Interest payments
                                    in respect of Fixed Rate Notes will be made semiannually
                                    on June 15 and December 15 of each year unless otherwise
                                    specified in such


                                    Note, and at maturity.  However, the first payment of interest on any Note issued between a Record Date and an Interest
                                    Payment Date will be made on the Interest Payment Date
                                    following the next succeeding Record Date.  The record date
                                    (the "Record Date") for any Interest Payment Date shall be the date (whether or not a Business Day) 15 calendar days
                                    immediately preceding such Interest Payment Date.
                                    Interest at maturity will be payable to the person to whom the principal is payable.

                                    For additional special provisions relating to Floating Rate
                                    Notes, see the Prospectus Supplement.

Payments of Princi-                 Upon presentment and delivery of the Note, the Trustee
  pal and Interest:                 will pay the principal amount of each Note at maturity and the final installment of interest in immediately available funds.  All interest payments on a Note, other than
                                    interest due at maturity, will be made by check drawn on
                                    the Trustee and mailed by the Trustee to the person
                                    entitled thereto as provided in the Note.  However,
                                    holders of Notes of like tenor and terms in aggregate
                                    principal amount exceeding U.S. $5 million or the
                                    equivalent thereof in a Specified Currency shall be
                                    entitled to receive payments of interest, other than at
                                    maturity, by wire transfer of immediately available funds
                                    to an account maintained by such holder with a bank located in the United States for payments in U.S. Dollars or the
                                    country of the Specified Currency for other payments,
                                    provided that appropriate wire

                                    transfer instructions have been received in writing by
                                    the Trustee not less than 15 calendar days prior to the
                                    applicable Interest Payment Date.  Any payment of principal or interest required to be made on an Interest Payment Date or at maturity of a Note which is not a Business Day need
                                    not be made on such day, but may be made on the next
                                    succeeding Business Day with the same force and effect as
                                    if made on the Interest Payment Date or at maturity, as
                                    the case may be, and no interest shall accrue for the
                                    period from and after such Interest Payment Date or
                                    maturity.

                                    The Trustee will provide monthly to the Corporation a list of the principal and interest (and premium, if any) in
                                    each currency to be paid on Notes maturing in the next
                                    succeeding month.  The Trustee will be responsible for
                                    withholding taxes on interest paid as required by
                                    applicable law.

                                    Notes presented to the Trustee at maturity for payment
                                    will be canceled by the Trustee.  All canceled Notes held
                                    by the Trustee shall be destroyed, and the Trustee shall
                                    furnish to the Corporation a certificate with respect to
                                    such destruction.



Settlement Proce-                   Settlement Procedures with regard to each Note purchased
  dures:                            through any Agent, as agent, shall be as follows:

                                    A.  The Presenting Agent will advise the Corporation
                                    in writing, by telex or facsimile, or by telephone (with
                                    written confirmation on the next Business Day) of the
                                    following Settlement information with regard to each Note:

                                    1.   Exact name in which the Note is to be registered
                                         (the "Registered Owner").

                                    2.   Exact address or addresses of the Registered Owner
                                         for delivery, notices and payments of principal and
                                         interest.

                                    3.   Taxpayer identification number of the Registered
                                         Owner.

                                    4.   Principal amount of the Note.

                                    5.   Denomination of the Note.

                                    6.1  Fixed Rate Notes:

                                                (a)  interest rate.

                                    6.2  Floating Rate Notes:

                                                (a)  base rate;
                                                (b)  initial interest rate;
                                                (c)  spread or spread multiplier, if any;
                                                (d)  interest reset dates;
                                                (e)  reset period;
                                                (f)  interest payment dates;
                                                (g)  index maturity;
                                                (h)  calculation agent;



                                                (i)  maximum interest rates, if
                                                     any; and
                                                (j)  minimum interest rate, if
                                                     any; and
                                                (k)  interest determination dates.

                                    6.3  Currency Indexed Notes:

                                                (a)  specified currency;
                                                (b)  indexed currency;
                                                (c)  face amount;
                                                (d)  base exchange rate;
                                                (e)  determination agent;
                                                (f)  reference dealers; and
                                                (g)  base interest rate, if any.

                                    6.4  Commodity Indexed Note:

                                                (a)  applicable terms.

                                    7.   Price to public of the Note (including currency).

                                    8.   Settlement Date.

                                    9.   Maturity Date.

                                    10.  Redemption or repayment provisions, if any.

                                    11.  Net proceeds to the Corporation.

                                    12.  Agent's commission (to be paid in the form of a
                                         discount from the proceeds remitted to the
                                         Corporation upon Settlement).

                                    13.  If applicable, total amount of original issue
                                         discount ("OID"), yield to maturity and initial
                                         accrual period OID.

                                    14.  Any other provisions.



                                    B.  The Corporation shall provide to the Trustee the above
                                    Settlement information received from the Agent and shall
                                    cause the Trustee to issue, authenticate and deliver the
                                    Notes.  The Corporation also shall provide to the Trustee
                                    and/or Agent a copy of the applicable Pricing Supplement.

                                    C.  The Trustee will complete the preprinted 4-ply Note
                                    packet containing the following documents in forms
                                    approved by the Corporation, the Presenting Agent and the
                                    Trustee:

                                    1.  Note with Agent's customer confirmation.

                                    2.  Stub I - for Trustee.

                                    3.  Stub 2 - for Agent.

                                    4.  Stub 3 - for the Corporation.

                                    D.  With respect to each trade, the Trustee will deliver
                                    the Notes and Stub 2 thereof to the Presenting Agent at
                                    the following applicable address: Lehman [

                                                                                     ] and
                                    Goldman, Sachs & Co., 85 Broad Street, 6th Floor, New York,
                                    N.Y. 10004, Attention:  Michael Mosely.  The Trustee will
                                    keep Stub 1.  The Presenting Agent will acknowledge receipt of the Note through a broker's receipt and will keep Stub 2.
                                    Delivery of the Note will be made only against such
                                    acknowledgment of receipt.  Upon determination that the
                                    Note has been authorized, delivered and

                                    completed as aforementioned, the Presenting Agent will
                                    wire in immediately available funds the net proceeds of
                                    the Note after deduction of its applicable commission
                                    to the Corporation pursuant to standard wire instructions
                                    given by the Corporation.

                                    E.  The Presenting Agent will deliver the Note (with
                                    confirmations), as well as a copy of the Prospectus and
                                    any applicable Prospectus Supplement or Supplements
                                    received from the Trustee to the purchaser against payment in immediately available funds.

                                    F.  The Trustee will send Stub 3 to the Corporation.

Settlement Pro-                     For offers accepted by the Corporation, Settlement
  cedures Timetable:                Procedures "A" through "G" set forth above shall be
                                    completed on or before the respective times set forth
                                    below:


                                    Settlement
                                    Procedure                  Time
                                    ---------                  ----
                                      A-B               3:00 p.m. on Business
                                                          Day prior to settlement

                                      C-D               2:15 p.m. on day of
                                                          settlement
                                       E                3:00 p.m. on day of
                                                          settlement
                                       F                5:00 p.m. on day of
                                                          settlement

Failure to Settle:                  In the event that a purchaser of a Note from the
                                    Corporation shall either fail to accept delivery of or
                                    make payment for a Note on the date fixed for settlement,
                                    the Presenting Agent will forthwith notify the Trustee and the Corporation by telephone, confirmed in writing, and
                                    return the Note to the Trustee.

                                    The Trustee, upon receipt of the Note from the Agent, will immediately advise the Corporation and the Corporation
                                    will promptly arrange to credit the account of the
                                    Presenting Agent in an amount of immediately available
                                    funds equal to the amount previously paid by such Agent in settlement for the Note.  Such credits will be made on the settlement date if possible, and in any event not later
                                    than the Business Day following the settlement date;
                                    provided that the Corporation has received notice on the
                                    same day.  If such failure shall have occurred for any
                                    reason other than failure by such Agent to perform its
                                    obligations hereunder or under the Agency Agreement, the
                                    Corporation will reimburse such Agent on an equitable
                                    basis for its loss of the use of funds during the period
                                    when the funds were credited to the account of the
                                    Corporation.  Immediately upon receipt of the Note in
                                    respect of which the failure occurred, the Trustee will
                                    cancel and destroy the Note, make appropriate entries in
                                    its records to reflect the fact that the Note was never
                                    issued, and accordingly notify in writing the Corporation.
                                    An Agent will not be entitled to any commission

                                    with respect to any Note which the purchaser does not accept or make payment for.

                                                                       EXHIBIT C


                                TERMS AGREEMENT


AIR PRODUCTS AND CHEMICALS, INC.
7201 Hamilton Boulevard
Allentown, Pennsylvania 18195

Attention:  [Treasurer]

          The undersigned agrees to purchase the following principal amount of
the Notes described in the Agency Agreement dated [        ], 1996 (as it may be
supplemented or amended from time to time, the "Agency Agreement") (all capitalized terms used but not defined herein, shall have the meaning specified in the Agency Agreement):

             Aggregate Principal Amount:        [$] ___________________
             Currency:                              ___________________
             Maturity Date:                         ___________________
             Interest Rate:                         ___%
             Interest Payment Dates:                ___________________
             Discount or Commission                 ___%
             Aggregate Price to be                  ___% of principal amount
                 paid to Company
                 (in immediately
                 available funds):              [$] ____________________
             Settlement Date:                       ____________________
             Other Terms:                           ____________________

          [In the case of Notes issued in a foreign currency or currency unit, unless otherwise specified below, settlement and payments of principal and interest will be in U.S. dollars based on the highest bid quotation in The
City of New York received by the Exchange Rate Agent at approximately
11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent (as defined in the Indenture) for the purchase by the quoting dealer of the Specified Currency payable to all holders of Notes denominated in such Specified Currency electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency.)]

          Our obligations to purchase Notes hereunder is subject to the continued accuracy of your representations and warranties contained in the Agency Agreement and to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 11 thereof.

          [Our obligation hereunder is subject to the further conditions that we shall receive (a) the opinion required to be delivered pursuant to Sections 7(f) of the Agency Agreement, (b) the certificate required to be delivered pursuant to Section 7(f) of the Agency Agreement, in each case dated as of the above Settlement Date and [Insert other conditions as appropriate].]

          In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Corporation, other than borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper.

          We may terminate this Agreement, immediately upon notice to you, at any time prior to the Settlement Date, if any of the conditions specified in Section 7(b) of the Agency Agreement are not satisfied. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Sections 5, 11 and 16 of the Agency Agreement.

          This Agreement shall be governed by and construed in accordance with the laws of New York.

                                                LEHMAN BROTHERS INC.

                                                By
                                                   --------------------
                                                    (Title)


                                                GOLDMAN, SACHS & CO.

                                                By
                                                   --------------------
                                                    (Title)


Accepted:

AIR PRODUCTS AND CHEMICALS, INC.

By
   ------------------------
   (Title)

                                                                       EXHIBIT D


       FOREIGN CURRENCY AMENDMENT NO. ______________
       TO AGENCY AGREEMENT, DATED [             ], [    ]
       AS AMENDED

                       [Insert Title of Foreign Currency]


             The undersigned hereby agree that for the purposes of the issue and sale of Notes denominated in [title of currency or currency unit] (the
"Applicable Foreign Currency") pursuant to the Agency Agreement, dated [      ],
1996, as it may be amended (the "Agency Agreement"), the following additions and modifications shall be made to the Agency Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Agency Agreement of all Notes denominated in the Applicable Foreign Currency, whether offered on an agency or principal basis, but shall be of no effect with respect to Notes denominated in any currency or currency unit other than the Applicable Foreign Currency.

             Except as otherwise expressly provided herein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The terms Agent or Agents, as used in the Agency Agreement, shall be deemed to refer only to the undersigned Agents for purposes of this Amendment.

             [Insert appropriate additions and modifications to the Agency Agreement, for example, to opinions of counsel, conditions to obligations and settlement procedures, etc.]


        ,
- --------  ----

AIR PRODUCTS AND CHEMICALS, INC.

By
   -----------------------
Name:
Title:

                                                LEHMAN BROTHERS INC.

                                                By
                                                   --------------------
                                                   Name:
                                                   (Title)


                                                GOLDMAN, SACHS & CO.

                                                By
                                                   --------------------
                                                   Name:
                                                   Title:


                                      D-2